Exhibit 10.5

NOBLE ENERGY, INC.

1992 STOCK OPTION AND RESTRICTED STOCK PLAN

2016 NONQUALIFIED STOCK OPTION AGREEMENT

THIS AGREEMENT is made as of the      day of             , 2016, by and between NOBLE ENERGY, INC., a Delaware corporation (the “Company”), and                                          (“Employee”).

WHEREAS, the Compensation, Benefits and Stock Option Committee (the “Committee”) of the Company’s Board of Directors, acting under the Company’s 1992 Stock Option and Restricted Stock Plan as amended and restated effective October 20, 2015 (the “Plan”), has determined that it is desirable to grant an option under the Plan to Employee, who is currently employed by the Company or an Affiliate;

NOW, THEREFORE, it is agreed as follows:

1. Grant of Option, Option Period and Terms of Exercise of Option. Subject to the terms and conditions hereinafter set forth, the Company hereby grants to Employee the option to purchase                 shares of common stock of the Company at the price of $         per share. This option shall be exercisable during the period commencing one year from the date of this Agreement and terminating on the first to occur of (1) the expiration of ten years from the date of this Agreement, or (2) when the employment of Employee by the Company or an Affiliate has terminated for any reason; provided, however, that:

(i) the number of shares purchasable hereunder in any period of time during which the option evidenced hereby is exercisable shall be limited as follows: (a) one-third (1/3) of such shares (if a number including a fraction, then the next lower whole number) shall be purchasable, in whole at any time or in part from time to time, commencing one year from the date of this Agreement; (b) an additional one-third (1/3) of such shares (if a number including a fraction, then the next lower whole number) shall be purchasable, in whole at any time or in part from time to time, commencing two years from the date of this Agreement; and (c) the remainder of such shares shall be purchasable, in whole at any time or in part from time to time, commencing three years from the date of this Agreement;

(ii) if said employment terminates more than one year and less than ten years from the date hereof other than by reason of death, Disability, or Retirement, then Employee may exercise this option, to the extent Employee was able to do so at the date of the termination of employment, at any time within one year after such termination but not after the expiration of the ten-year period;

(iii) if said employment terminates more than one year and less than ten years from the date hereof by reason of Employee’s Retirement, then Employee may exercise this option to the extent Employee was entitled to exercise it on the date of Employee’s Retirement, at any time within five years after such Retirement, but not after the expiration of the ten-year period; and

(iv) if Employee terminates employment with the Company or an Affiliate less than ten years from the date hereof by reason of Employee’s Disability or death, Employee, the executor or administrator of the estate of Employee, or any person who has acquired this option directly from Employee by bequest or inheritance, may exercise this option with respect to all remaining shares not yet exercised, whether or not yet purchasable immediately prior to Employee’s Disability or death, at any time within five years after such Disability or death, but not after the expiration of the ten-year period.

This option is a nonqualified stock option and shall not be treated as an incentive stock option under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). For purposes of this Agreement, transfers of employment without interruption of service between the Company and its Affiliates shall not be considered a termination of employment.

2. Exercise Following Change in Control. Any provision of paragraph 1 hereof to the contrary notwithstanding, in accordance with the provisions of Section 17 of the Plan, upon the occurrence of a Change in Control while Employee is employed by the Company or an Affiliate, followed by the termination of Employee’s employment (i) by the Company or its Affiliate, as applicable, for reasons other than a Termination for Cause, or (ii) by Employee on account of Good Reason, within the 24-month period following the date of such Change in Control, this option may be exercised to purchase all of the shares of Company common stock that are then subject to this option.

3. No Guaranty of Employment. The grant of this option shall not be deemed to entitle Employee to continued employment by the Company or any Affiliate for any specific period of time.

4. Requirement of Employment. Except as provided in paragraphs 1 and 2 hereof, this option may not be exercised unless Employee is at the time of exercise an employee of the Company or an Affiliate.

5. Exercise of Option. This option may be exercised by written notice signed by Employee or electronic notice in form acceptable by the Company or its designee, either of which must be delivered to the Company or its designee. Such notice shall state the number of shares as to which the option is exercised and shall be accompanied by the full amount of the purchase price of such shares in accordance with the provisions of Section 11 of the Plan. Promptly after demand by the Company or its designee, Employee shall pay to the Company or its designee an amount equal to any applicable withholding taxes due in connection with the exercise of this option in accordance with the provisions of Section 11 of the Plan. Payment of the purchase price of the shares and payment of the applicable withholding taxes can be accomplished under the broker-assisted exercise program administered by the Company’s designee, if any, then in effect.

6. Delivery of Certificates Upon Exercise of Option. Delivery of the shares representing the purchased stock shall be made in certificate or book-entry form promptly after receipt of notice of exercise and payment of the purchase price and the amount of any withholding taxes to the Company, if required, provided that the Company shall have such time as it reasonably deems necessary to qualify or register such stock on any exchange that it deems desirable or necessary.

7. Adjustments Upon Changes in Common Stock. In the event that before delivery by the Company of all the shares of stock in respect of which this option and rights are hereby granted, the Company shall have effected a common stock split or dividend payable in common stock or the outstanding common stock of the Company shall have been combined into a smaller number of shares, the shares still subject to the option hereby granted shall be increased or decreased to reflect proportionately the increase or decrease in the number of shares outstanding, and the purchase price per share shall be decreased or increased so that the aggregate purchase price for all the then optioned shares shall remain the same as immediately prior to such stock split, stock dividend or combination. In the event of a reclassification of stock not covered by the foregoing, or in the event of a liquidation or reorganization, including a merger, consolidation or sale of assets, it is agreed that the Board of Directors of the Company shall make such adjustments, if any, as it may deem appropriate in the number, purchase price and kind of shares still subject to the option and rights hereby granted.

8. Transferability. The option evidenced hereby is not transferable by Employee other than (i) by will or the laws of descent and distribution or (ii) to a permitted transferee in accordance with the provisions of the Plan.

9. Termination for Cause. Anything herein to the contrary notwithstanding, in the event of Employee’s Termination for Cause, this option shall automatically terminate and be null and void as of the date of such termination of employment.

10. Code Section 409A. The compensation payable by the Company to or with respect to Employee pursuant to this option is intended to be compensation that is not subject to the requirements of Section 409A of the Code, and this Agreement and the Plan shall be administered and construed to the fullest extent possible to reflect and implement such intent; provided, however, that the Committee, the Company and the Company’s Affiliates, and their respective directors, officers, employees and agents, do not guarantee any particular tax treatment with respect to this Agreement or the option granted hereby, and shall not be responsible or liable for any such treatment. No modification or cancellation of this Agreement, or adjustment authorized by paragraph 7 or any Section of the Plan, shall be made in a manner that would cause the compensation payable hereunder to be subject to the tax imposed by Section 409A of the Code.

11. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas without regard to its principles of conflict of laws.

12. Subject to Plan. This Agreement and the option evidenced hereby are subject to all of the terms and conditions of the Plan as amended from time to time. In the event of any conflict between the terms and conditions of the Plan and those set forth in this Agreement, the terms and conditions of the Plan shall control. Capitalized terms not defined in this Agreement shall have the meaning set forth in the Plan.

13. Compensation Recoupment Policy. Employee hereby acknowledges and agrees that Employee and this option are subject to the Company’s compensation recoupment policy as contained in the Company’s Code of Conduct (the “Policy”), as amended from time to time, and the terms and conditions of the Policy are hereby incorporated by reference into this Agreement.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be effective as of the date first above written.

NOBLE ENERGY, INC.

David L. Stover
President and CEO

Employee signature

Employee printed name

*****

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